UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders of T2 Biosystems, Inc. (the “Company”) occurred on June 8, 2018.

(b) There were a total of 36,019,883 shares of the Company’s common stock, par value $0.001 per share, outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 19,573,242 shares of common stock were presented in person or by proxy, which represented 54.34% of the shares entitled to vote; therefore, a quorum was present. The following proposals were submitted by the Board of Directors to a vote of the stockholders, each of which was approved by the requisite vote. The votes with respect to each proposal are set forth below.

1.	Proposal 1: Election of Class I Directors

Nominee	For	Against	Abstain
John McDonough	17,413,247	2,152,585	7,510
Adrian Jones	17,356,887	2,201,144	15,311
Seymour Liebman	17,398,601	2,154,459	20,282

Pursuant to the foregoing votes, the Class I Director nominees listed above were elected to serve on the Company’s Board of Directors until the Company’s 2021 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2018	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer